COMMUNICATIONS SYSTEMS, INC. AND SUBSIDIARIES

Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1) The accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By	/s/ Curtis A. Sampson

Curtis A. Sampson
Date: May 15, 2007		Chairman and
Chief Executive Officer

	By	/s/ Paul N. Hanson

Paul N. Hanson
Date: May 15, 2007		Vice President and
Chief Financial Officer

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